UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  July 1, 2008

ML Macadamia Orchards, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9145	99-0248088
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

26-238 Hawaii Belt Road, Hilo, Hawaii		96720
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code 808-969-8057

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On July 1, 2008 an extension was granted to Recitals C of the Fifth Amendment dated April 25, 2008 to Term Loan Promissory Note dated May 1, 2000 and Revolving Loan Promissory Note dated May 1, 2004 and Supplemental Security Agreement dated May 1, 2004.  This grant extends the Revolving Loan Maturity Date and Additional Security Requirement Date from July 1, 2008 to July 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ML Macadamia Orchards, L.P.
(Registrant)

Date: July 7, 2008

	By:	ML Resources, Inc.
Managing General Partner

	By:	/s/ Dennis J. Simonis
Dennis J. Simonis
President and Chief Executive Officer

June 30, 2008

ML Macadamia Orchards, L.P.

26-238 Hawaii Belt Road,

Hilo, Hawaii 96720

Attention:              Dennis J. Simonis, President

Re:      Revolver Maturity Date Extension Request

Dear Dennis:

The purpose of this letter is to address the Revolving Loan Maturity Date in the Amended and Restated Credit Agreement dated May 1, 2004 (as amended, the “Agreement”) and the Additional Security Requirement Date in the Fifth Amendment dated April 25, 2008 to the Agreement. In view of the fact that ML Macadamia Orchards, L.P. does not yet have an executed nut supply contract with Mauna Loa, American AgCredit, PCA hereby agrees to extend the Revolving Loan Maturity Date and Additional Security Requirement Date from July 1, 2008 to July 31, 2008. During the extension Revolving Advances will continue to be available to ML Macadamia Orchards, L.P. as provided in the Agreement.

Please give me a call should you have any questions.

Sincerely,

Vern Zander

Vice-President

2140 Professional Drive, Suite 205      Roseville, CA 95661      Phone 916.784.0550      Fax 916.784.1020      www.agloan.com

The Farm Credit System